SOFTWARE SALE AGREEMENT

THIS SOFTWARE SALE AGREEMENT ("Agreement") is entered into this 12th day of May, 2020, by and between OBITX, Inc., a Delaware corporation having its principal office at 3027 US-17, Fleming Island, FL 32003 ("Seller"); and First Bitcoin Capital Corp., a Canada corporation, having its principal office at Har Hatzofim 24/4, Holon, ISRAEL 58492 ("Purchaser").

W I T N E S S E T H

WHEREAS, SELLER has developed proprietary software known as the 420Cloud Software for a web-based social media platform ("420Cloud Software "); and

WHEREAS, SELLER and PURCHASER desire to enter into this Agreement to provide for the sale of the 420Cloud Software for exclusive use;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

AGREEMENT

1.               SALE OF SOFTWARE.  Subject to the terms of this Agreement, SELLER hereby sells to PURCHASER, and PURCHASER hereby purchases from SELLER the exclusive right and ownership of the 420Cloud Software; to use, copy, reproduce and license the 420Cloud Software as defined in section 2.2 of this Agreement throughout the world.

2.               DEFINITIONS.  For purposes of this Agreement, the following definitions shall apply:

2.1.                    "Documentation" shall mean the technical written material which relates to the 420Cloud Software, the functionality and use of the 420Cloud Software.

2.2.                    "420Cloud Software" shall mean both the object code and source code versions of the computer programs related to the 420Cloud Software, and any related Documentation, in machine readable and/or printed form, furnished to PURCHASER under this Agreement.

2.3.                    "Supported Environment" shall mean the configuration and conditions, as stated in the applicable Documentation, intended by SELLER for use of the 420Cloud Software.

3.               PURCHASE PRICE.  In consideration for the purchase by PURCHASER of all of the 420Cloud Software rights under this Agreement, PURCHASER shall pay SELLER an aggregate of $1,900,000.00 ("Purchase Price"), which shall be paid as follows:

                  3.1.                  124,968,758 tokens of BIT cryptocurrency (“BIT”), which is, as of the Effective Date of this Agreement, effectively valued as a payment of $500,000.00, delivered to a Cryptocurrency Wallet (“e-Wallet”) determined by SELLER.

3.2.                    $1,400,000 shall be available to SELLER through the execution of, and in accordance with the terms of, the convertible promissory note (the “Note”) (attached hereto as ‘Exhibit A’), with all the rights and privileges as identified in the Note.

4.               CLOSING DATE.  Payment of the Purchase Price, as well as delivery of the 420Cloud Software, shall occur at closing, which shall take place on May 12, 2020 (“Closing Date”).

4.1.                    On or before Closing Date, SELLER shall:

4.1.1.           deliver possession of the tangible property and all assets included in the sale to the Buyer;

4.1.2.           shall provide all other instruments and documents necessary to transfer the 420Cloud Software to PURCHASER;

4.1.3.           execute and deliver all papers and instruments suitable for filing and/or which are necessary to transfer ownership 420Cloud Software to PURCHASER; and

2.1.4.           upon Closing, maintain lien rights, by which SELLER may protect itself by filing a UCC-1 Statement securing the 420Cloud Software with the PURCHASER cryptocurrencies until the 420Cloud Software has been fully remunerated by PURCHASER.

4.2.                    On or before Closing Date, PURCHASER shall:

4.2.1.           deliver possession of the tangible property and all assets used for payment of the Purchase Price to SELLER;

4.2.2.           provide all other instruments and documents necessary to transfer the BIT to SELLER;

4.2.3.           provide all other instruments and documents necessary to effectuate the Note; and

4.2.4.           execute and deliver all papers and instruments suitable for filing and/or which are necessary to transfer ownership of the BIT to SELLER.

5.               COVENANTS.  SELLER consents and agrees that it has sold to PURCHASER, and PURCHASER has purchased, consummately:

5.1.                    The right of ownership and use of the 420Cloud Software and the right to make enhancements, derivative works, modifications or upgrades to the 420Cloud Software;

5.2.                    The right to make, sell, rent, lease, assign, transfer, convey, copy, distribute, license and otherwise commercialize the 420Cloud Software;

5.3.                    The right to reverse engineer, disassemble, compile, decompile or merge the 420Cloud Software; and

5.4.                    The right to utilize the 420Cloud Software for any lawful purpose.

6.               CONFIDENTIALITY.  PURCHASER and SELLER acknowledge and agree that from time to time during the course of PURCHASER's modification and use of the 420Cloud Software, and various documentation regarding the same, including but not limited to, schematic diagrams, repair and operation manuals, etc., valuable, secret, proprietary and/or Confidential Information (as defined below) relating to PURCHASER may likely come into the possession of SELLER, the disclosure of which would materially adversely affect their business and operations of the PURCHASER.  For purposes of this section 5, the term “Confidential Information” shall include, but shall not be limited to, any information or data used by or relating to SELLER, or the 420Cloud Software that is not known generally to the industry in which they are or may be engaged, including any and all trade secrets, confidential or proprietary data, information relating to their business and products, price lists, processes, and procedures or standards, know-how, software, software codes, software code documentation, business strategies, drawings, specifications, designs, inventions, and other information whether or not relating to the 420Cloud Software, and whether or not reduced to writing, and shall also include any information provided to them by any other party which is the subject of a non-disclosure or similar agreement between them and such other party.

6.1.                    SELLER agrees that it will at all times hold in confidence and safeguard any Confidential Information from falling into the hands of any unauthorized person and, in particular, will not permit any Confidential Information to be read, duplicated or copied, inspected, reverse engineered, decompiled, disclosed, disseminated or in any way analyzed or tested, except respecting the 420Cloud Software as expressly permitted in this Agreement.

6.2.                    The protections for interests of PURCHASER provided for herein are intended to extend beyond items of expression to include, without limitation, the ideas, concepts, designs, etc., which are a part of or are otherwise connected with the 420Cloud Software.

6.3.                    SELLER acknowledges and agrees that if this section is breached by SELLER, PURCHASER shall have the right to apply for and obtain temporary and permanent injunctive relief against SELLER without limitation as to any other or further remedy or remedies which may be available to PURCHASER.

7.               SECURITY AND ENFORCEMENT.

7.1.                    PURCHASER reaffirms, acknowledges, and agrees that the Purchase Price and rights of SELLER under this Agreement are, and shall continue to be, secured under the Bill of Sale (the “Bill”) (attached hereto as ‘Exhibit B’).

7.2.                    SELLER shall have the right to enforce any breach of this Agreement by PURCHASER by whatever remedies are available under law including specifically, but not exclusively, through exercise of their rights as secured parties under the UCC-1 Statement.

8.               GENERAL PROVISIONS.

8.1.                    Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed by certified or registered mail, or sent by e-mail to the e-mail addresses listed below, or to such other address or e-mail address a party designates, by such notice, forwarded to the other party.  All notices shall be deemed given when the receiving party receives notice.

8.2.                    Binding Agreement; Non-Assignability.  Each of the provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of solely the parties hereto.  The rights and obligations of either party shall only be assignable, whether in part or in full, through prior written consent of party not seeking assignment.

8.3.                    Entire Agreement.  This Agreement and the other documents referenced herein constitute the entire understanding of the parties hereto, and supersedes any prior understandings or agreements, oral or written, and no amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

8.4.                    Choice of Law and Venue.  THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF DUVAL, STATE OF FLORIDA, THE FEDERAL COURTS OF THE MIDDLE DISTRICT OF FLORIDA, OR, AT THE SOLE OPTION OF SELLER, IN ANY OTHER COURT IN WHICH SELLER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS, AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.  BOTH PARTIES WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE.

8.5.                    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6.                    No Waiver.  The failure of either party to enforce any rights granted under this Agreement or to take action against the other party in the event of any breach hereunder shall not be deemed a waiver by that party as to the subsequent enforcement of rights or subsequent action in the event of future breaches.

IN WITNESS WHEREOF, SELLER and PURCHASER have caused this Agreement to be executed by their duly authorized officers. Executed this 15th day of May, 2020.

OBITX, INC.	FIRST BITCOIN CAPITAL CORP.
“Seller”	“Purchaser”

/s/ Michael Hawkins	/s/ Gregory Rubin
Michael Hawkins, CEO/CFO	Gregory Rubin, CEO

EXHIBIT A Promissory Note 6

EXHIBIT B Bill of Sale 7